EXHIBIT 99.1

FOR IMMEDIATE RELEASE

INTERNATIONAL COAL GROUP’S TYGART NO. 1 COMPLEX
RECEIVES APPROVAL TO PROCEED

Scott Depot, West Virginia, March 10, 2010 - International Coal Group, Inc. (NYSE: ICO) today announced that the West Virginia Surface Mine Board (WVSMB) has issued an order upholding a May 2009 decision by the West Virginia Department of Environmental Protection (WVDEP) to reinstate a surface mining permit for its ICG Tygart Valley subsidiary’s Tygart No. 1 deep mine complex in Taylor County, near Grafton, West Virginia.

The Tygart No. 1 project had previously received all essential federal and state approvals, including a Section 404 permit from the Army Corps of Engineers and a surface mining permit from the WVDEP, but challenges lodged by a local anti-mining organization caused the project to be delayed. The WVSMB determined that the anti-mining group’s objections regarding the potential for post-mining water quality problems were adequately addressed in the approved permit and that the WVDEP properly reinstated the permit.

“We are pleased the Surface Mine Board agrees that our Tygart No. 1 mine plan is environmentally responsible and meets all state regulatory requirements,” said Ben Hatfield, ICG’s CEO and president. “Our current business plan anticipates that we will resume construction on the Tygart project in mid-2011, with early development production projected for late 2012.”

At full output, the Company expects production to reach 3.5 million tons of high quality thermal and premium high-volatile metallurgical coal.

ICG is a leading producer of coal in Northern and Central Appalachia and the Illinois Basin.  The Company has 13 active mining complexes, of which 12 are located in Northern and Central Appalachia and one in Central Illinois.  ICG’s mining operations and reserves are strategically located to serve utility, metallurgical and industrial customers domestically and internationally.

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Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements within the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995 and may involve a number of risks and uncertainties. We have used the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project” and similar terms and phrases, including references to assumptions, to identify forward-looking statements. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to various risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from our forward-looking statements: our ability to successfully refinance our outstanding indebtedness and reduce our leverage; market demand for coal, electricity and steel; availability of qualified workers; future economic or capital market conditions; weather conditions or catastrophic weather-related damage; our production capabilities; consummation of financing, acquisition or disposition transactions and the effect thereof on our business; a significant number of conversions of our 9.00% Convertible Senior Notes due 2012 prior to maturity; our plans and objectives for future operations and expansion or consolidation; our relationships with, and other conditions affecting, our customers; availability and costs of key supplies or commodities, such as diesel fuel, steel, explosives and tires; availability and costs of capital equipment; prices of fuels which compete with or impact coal usage, such as oil and natural gas; timing of reductions or increases in customer coal inventories; long-term coal supply arrangements; reductions and/or deferrals of purchases by major customers; risks in or related to coal mining operations, including risks related to third-party suppliers and carriers operating at our mines or complexes; unexpected maintenance and equipment failure; environmental, safety and other laws and regulations, including those directly affecting our coal mining and production, and those affecting our customers’ coal usage; ability to obtain and maintain all necessary governmental permits and authorizations; competition among coal and other energy producers in the United States and internationally; railroad, barge, trucking and other transportation availability, performance and costs; employee benefits costs and labor relations issues; replacement of our reserves; our assumptions concerning economically recoverable coal reserve estimates; availability and costs of credit, surety bonds and letters of credit; title defects or loss of leasehold interests in our properties which could result in unanticipated costs or inability to mine these properties; future legislation and changes in regulations or governmental policies or changes in interpretations or enforcement thereof, including with respect to safety enhancements and environmental initiatives relating to global warming or climate change;  impairment of the value of our long-lived and deferred tax assets; our liquidity, including our ability to adhere to financial covenants related to our borrowing arrangements;  adequacy and sufficiency of our internal controls; and legal and administrative proceedings, settlements, investigations and claims and the availability of related insurance coverage.

You should keep in mind that any forward-looking statement made by us in this press release or elsewhere speaks only as of the date on which the statements were made. See also the “Risk Factors” in our 2009 Annual Report on Form 10-K and subsequent filings with the SEC which are currently available on our website at www.intlcoal.com. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us or our anticipated results. In light of these risks and uncertainties, you should keep in mind that any forward-looking statement made in this press release might not occur.

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For more information, contact: Ira Gamm, vice president – investor and public relations, at (304) 760-2619.